UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 27, 2023

VYNE Therapeutics Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38356	45-3757789
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

685 Route 202/206 N., Suite 301

Bridgewater, New Jersey 08807

(Address of principal executive offices, including Zip Code)

(800) 775-7936

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	VYNE	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01 Entry into a Material Definitive Agreement.

Securities Purchase Agreement

On October 27, 2023, VYNE Therapeutics Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with certain institutional and other accredited investors (the “Purchasers”), pursuant to which the Company agreed to sell and issue to the Purchasers in a private placement transaction (the “Private Placement”) (i) 10,652,543 shares (the “Shares”) of the Company’s common stock, par value $0.0001 per share (“Common Stock”), and (ii) with respect to certain Purchasers, pre-funded warrants to purchase 28,614,437 shares of Common Stock (the “Pre-Funded Warrants”) in lieu of Shares. The purchase price per share of Common Stock is $2.245 per share (the “Purchase Price”) and the purchase price for the Pre-Funded Warrants is the Purchase Price minus $0.0001 per Pre-Funded Warrant. The Company anticipates receiving gross proceeds of $88.2 million from the Private Placement, before deducting fees to the placement agent and offering expenses payable by the Company. The Private Placement is expected to occur on or about November 1, 2023, subject to the satisfaction of customary closing conditions.

The Pre-Funded Warrants have a per share exercise price of $0.0001, subject to proportional adjustments in the event of stock splits or combinations or similar events. The Pre-Funded Warrants will not expire until exercised in full. The Pre-Funded Warrants may not be exercised if the aggregate number of shares of Common Stock beneficially owned by the holder thereof immediately following such exercise would exceed a specified beneficial ownership limitation; provided, however, that a holder may increase or decrease the beneficial ownership limitation by giving 60 days’ notice to the Company, but not to exceed any percentage in excess of 19.99%.

The Securities Purchase Agreement contains customary representations, warranties and covenants that were made solely for the benefit of the parties to the Securities Purchase Agreement. Such representations, warranties and covenants (i) are intended as a way of allocating risk between the parties to the Securities Purchase Agreement and not as statements of fact, and (ii) may apply standards of materiality in a way that is different from what may be viewed as material by stockholders of, or other investors in, the Company. Accordingly, the Securities Purchase Agreement is included with this filing only to provide investors with information regarding the terms of the transaction and not to provide investors with any other factual information regarding the Company.

The foregoing description of the Securities Purchase Agreement and Pre-Funded Warrants issued under the Securities Purchase Agreement does not purport to be complete and is qualified in its entirety by references to the full text of (i) the form of Securities Purchase Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein and (ii) the form of Pre-Funded Warrant issued under the Securities Purchase Agreement, a copy of which is attached to this report as Exhibit 4.1 and is incorporated by reference herein.

Registration Rights Agreement

In connection with the Private Placement, the Company also entered into a Registration Rights Agreement, dated October 27, 2023 (the “Registration Rights Agreement”), with the Purchasers requiring the Company to register the resale of the Shares and the shares underlying the Pre-Funded Warrants. The Company is required to prepare and file an initial registration statement with the Securities and Exchange Commission (the “SEC”) as soon as reasonably practicable, but in no event later than 30 calendar days following the date of the Securities Purchase Agreement (the “Filing Deadline”), and to use best efforts to have the registration statement declared effective within 60 calendar days of the Filing Deadline, subject to extension under the terms of the Registration Rights Agreement.

The foregoing description of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the form of such agreement, which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated by reference herein.

On October 30, 2023, the Company issued a press release announcing the Private Placement. A copy of the press release is attached as Exhibit 99.1 hereto and is incorporated by reference herein.

Item 1.02 Termination of a Material Definitive Agreement.

As previously disclosed, on March 15, 2022, the Company entered into a purchase agreement (the “Purchase Agreement”) with Lincoln Park Capital Fund, LLC (“Lincoln Park”), which provided that, upon the terms and subject to the conditions and limitations set forth therein, the Company could sell to Lincoln Park up to $30,000,000 of shares of its Common Stock from time to time over the 36-month term of the Purchase Agreement. On October 30, 2023, the Company delivered a notice of termination to Lincoln Park terminating the Purchase Agreement effective as of one business day following delivery of notice. Prior to termination, the Company had not sold any shares of its Common Stock under the Purchase Agreement. A copy of the Purchase Agreement was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the SEC on March 15, 2022. The description of the Purchase Agreement contained in this Current Report on Form 8-K does not purport to be complete and is qualified in its entirety by reference to the copy of the Purchase Agreement filed as Exhibit 10.1 to the Form 8-K.

Item 2.02 Results of Operations and Financial Condition.

Based upon preliminary estimates and information available to the Company as of the date of this Current Report, the Company expects to report that it had approximately $15.5 million in cash and cash equivalents and restricted cash as of September 30, 2023. Therefore, when adding the expected gross proceeds of the Private Placement, the Company’s cash and cash equivalents and restricted cash as of September 30, 2023 would have been approximately $103.7 million. The Company’s condensed consolidated financial statements as of and for the three and nine months ended September 30, 2023 are not yet available and the Company has not yet completed its quarterly financial closing processes for the period ended September 30, 2023. As such, the foregoing information reflects the Company’s estimates with respect to cash and cash equivalents and restricted cash and is based on currently available information, which is preliminary, unaudited and subject to change. The Company’s actual results may differ from these estimates after the completion of financial closing procedures, final adjustments and review by the Company’s staff and management. In addition, the Company’s actual results for the three and nine months ended September 30, 2023 may differ from the Company’s preliminary estimates and are not indicative of the results to be expected for any future period. These estimates should not be viewed as a substitute for full financial statements prepared in accordance with generally accepted accounting principles in the U.S. and these estimates are not necessarily indicative of the results to be achieved for the stated period, or any other period. The Company does not undertake any obligation to publicly update or revise these preliminary estimates, except as required by law. Accordingly, undue reliance should not be placed on these preliminary financial results. See “Risk Factors,” “Special Note Regarding Forward-Looking Statements” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022 and Quarterly Report on Form 10-Q for the quarter ended June 30, 2023 for a discussion of certain factors that could result in differences between these preliminary unaudited estimates and the actual results.

These preliminary unaudited estimates of the Company’s cash and cash equivalents and restricted cash have been prepared by and are the responsibility of management. The Company’s independent registered public accounting firm has not conducted a review of and does not express an opinion or any other form of assurance with respect to these preliminary estimates. This information should be read in conjunction with the Company’s consolidated and combined financial statements and the related notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022 and Quarterly Report on Form 10-Q for the quarter ended June 30, 2023.

Item 3.02 Unregistered Sales of Equity Securities.

The disclosure regarding the securities to be sold and issued under the Securities Purchase Agreement as set forth under Item 1.01 of this report is incorporated by reference under this Item 3.02.

The securities described above under Item 1.01 have not been registered under the Securities Act of 1933, as amended (the “Securities Act”). Based in part upon the representations of the Purchasers in the Securities Purchase Agreement, the Company relied on the exemption afforded by Regulation D under the Securities Act, and corresponding provisions of state securities or “blue sky” laws. Each of the Purchasers has represented that it is an “accredited investor” as defined in Regulation D of the Securities Act and that it is acquiring the securities for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof, and appropriate legends will be affixed to the securities. The sale of the securities did not involve a public offering and was made without general solicitation or general advertising.

Neither this Current Report on Form 8-K nor any exhibit attached hereto is an offer to sell or the solicitation of an offer to buy any securities of the Company.

Item 5.08 Shareholder Director Nominations.

On October 27, 2023, the board of directors of the Company (the “Board”) determined that the date of its 2023 Annual Meeting of Stockholders (the “2023 Annual Meeting”) will be held at its corporate headquarters in Bridgewater, New Jersey on December 13, 2023. Additional details about the 2023 Annual Meeting will be set forth in the Company’s Definitive Proxy Statement on Schedule 14A, which will be filed with the SEC prior to the 2023 Annual Meeting.

The record date for the determination of stockholders entitled to receive notice of and to vote at the 2023 Annual Meeting will be November 3, 2023. Due to the fact that the meeting date for the 2023 Annual Meeting is delayed more than 60 days following the anniversary of the Company’s stockholder meeting in 2022, the due dates for the submission of any qualified stockholder proposal or qualified stockholder nominations under applicable SEC rules and the Company’s Amended and Restated Bylaws (the “Bylaws”) listed in the Company’s 2022 Definitive Proxy Statement on Schedule 14A, filed with the SEC on June 17, 2022, are no longer applicable. Such nominations or proposals, including any notice on Schedule 14N, are now due to the Company no later than 10 calendar days following the date of this 8-K and must comply with all of the applicable requirements set forth in the rules and regulations of the SEC, under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the Bylaws.

Item 7.01 Regulation FD Disclosure.

On October 30, 2023, the Company issued press releases entitled (i) “VYNE Therapeutics Announces Positive Data from Phase 1b Trial for Novel BET Inhibitor VYN201 in Patients with Nonsegmental Vitiligo” and (ii) “VYNE Therapeutics Reports Positive Results from Preclinical Models for Oral BD2-Selective BET Inhibitor VYN202.” Copies of the press releases are attached as Exhibits 99.2 and 99.3, respectively, to this Current Report on Form 8-K. In addition, the Company has updated its corporate presentation, which is attached as Exhibit 99.4 to this Current Report on Form 8-K.

The information in Items 2.02 and 7.01 of this Form 8-K and Exhibits 99.2, 99.3 and 99.4 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that Section, or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 8.01 Other Events.

Change to Board of Directors

In connection with the Private Placement, the Company intends to increase the size of the Board from six to seven members and, subject to the recommendation of the Nominating and Corporate Governance Committee of the Board (the “Nominating Committee”) and approval by the Board, to appoint one designee of Access Biotechnology, Inc. to fill the resulting vacancy. Any such designee will be reasonably acceptable to the Nominating Committee and the Board and shall comply with the requirements of the charter for, and related guidelines of, the Nominating Committee.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are being filed herewith.

Exhibit No.	Description

4.1	Form of Pre-Funded Warrant to Purchase Common Stock.

10.1	Form of Securities Purchase Agreement, dated as of October 27, 2023, by and among VYNE Therapeutics Inc. and the Purchasers.

10.2	Form of Registration Rights Agreement, dated as of October 27, 2023, by and among VYNE Therapeutics Inc. and the Purchasers.

99.1	Press release announcing the Private Placement, dated October 30, 2023.

99.2	Press release, dated October 30, 2023.

99.3	Press release, dated October 30, 2023.

99.4	Corporate Presentation, dated October 2023.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VYNE THERAPEUTICS INC.

Date: October 30, 2023	By:	/s/ Mutya Harsch
Mutya Harsch
Chief Legal Officer and General Counsel